Exhibit 10.35
LOAN AGREEMENT
This Loan Agreement (“Agreement”) is made as of the 27th day of March, 2008, by and between Quepasa Corporation, a Nevada corporation (“Lender”), and BRC Group LLC, a California limited liability company (“Borrower”).
I.   Background and Basic Terms
1.1 Agreement to Borrow and Lend; Background.
(a) Subject to the terms and conditions set forth in this Agreement, Lender agrees to make advances to or for the benefit of Borrower, and Borrower agrees to borrow, a loan in the maximum principal amount of $600,000.00 (the “Loan”). Advances under the Loan will be made at Lender’s discretion in accordance with the advance schedule set forth in paragraph (b) below, but only if an Event of Default has occurred and has not been cured within any grace or cure period.
(b) If all of the conditions precedent described in Section 1.4 are satisfied, then, subject to Section 1.1(a), Lender will advance to Borrower the Loan amount as follows: (i) $300,000.00 on the date hereof (“Closing Date”); (ii) $50,000.00 on April 1, 2008; and (iv) $250,000.00 on September 1, 2008.
(c) All advances made by Lender pursuant to this Agreement shall be evidenced by the Note and Ancillary Documents (as defined in Section 1.2).
1.2 Loan Documents.
(a) The Loan will be evidenced by a Promissory Note of even date herewith in the principal amount of $600,000.00, made by Borrower and payable to the order of Lender (the “Note”) as described in this Agreement. Individually and collectively, the Note and this Agreement are called the “Loan Documents”.
(b) In addition to the Note, Borrower and a majority in interest of Borrower’s Members, including Richard Copeland and Brad Rothenberg (individually and collectively, the “Members”) have concurrently with the execution of this Agreement executed and delivered to Lender an Equity Interests Purchase Warrant of even date (the “Warrant”), a Right of Purchase and Right of First Refusal Agreement (the “ROFR Agreement”) and a Website Development and Hosting Agreement between Lender, Borrower, and Alianza De Futbol, L.L.C., a Texas limited liability company, of even date herewith (the “Website Agreement”). Individually and collectively, the Warrant, the ROFR Agreement, and the Website Agreement are called the “Ancillary Documents.”
1.3 Application of Loan Principal To Exercise Warrant. Lender shall have the right to cause the outstanding principal balance of the Loan, evidenced by this Agreement and the Note, to be applied to pay the exercise price for the Equity Interest in accordance with the terms and conditions described in the Warrant.

1.4 Advance Conditions.
(a) The obligation of Lender to make the Loan, and each and every advance under the Loan, is expressly subject to the following conditions precedent:
(i) Borrower’s delivery to Lender of the executed Loan Documents and a copy of its Articles of Organization and Operating Agreement, with all amendments and modifications thereto.
(ii) Borrower’s delivery of a certified resolution adopted by Borrower’s Members and Managers authorizing Borrower to enter into this Agreement and to enter into and consummate the transactions contemplated by the Loan Documents and the Ancillary Documents.
(iii) All representations and warranties by Borrower hereunder shall remain true and correct in all material respects, and all agreements that Borrower is to have performed or complied with by the Closing Date shall have been performed or complied with, as of the Closing Date.
(iv) No Event of Default exists and no event has occurred or condition exists that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
(v) Prior to Lender making any advance, Borrower shall deliver to Lender a non-default certificate attesting that no Event of Default has occurred under this Agreement and that if such Event of Default has occurred it has been cured in its entirety and that no event has occurred that with the giving of Notice or the passage of time, or both, would constitute an Event of Default.
II.   Representations and Warranties
Borrower represents and warrants to Lender as follows:
2.1 Organizational Matters.
(a) Borrower and its constituent principals, by executing this Agreement or borrowing resolutions or authorizations referring to this Agreement: (i) approve and ratify the terms and provisions of the Loan Documents and the Ancillary Documents; (ii) agree that the provisions of the Loan Documents and the Ancillary Documents shall govern to the extent of any inconsistency with the provisions of Borrower’s organizational documents, as between Borrower and Lender; and (iii) agree that Lender shall have no duty to inquire into the powers of Borrower or the persons acting or purporting to act on behalf of Borrower and shall have no responsibility of any nature to determine or be concerned with any provisions of Borrower’s organizational documents or any fiduciary or other duty of Borrower or any manager or member thereof to any other person. Nothing in this paragraph shall affect any powers, rights and obligations between or among Borrower and any persons other than Lender (and its successors and assigns), the sole purpose of this paragraph being to eliminate any duty or obligation of Lender to determine or be concerned with any such powers, rights or obligations.
(b) Until the principal balance of the Loan is paid in full, Borrower’s organizational documents shall not be modified or amended in any respect without Lender’s prior written consent. Borrower shall provide copies of any modification or amendment of its organizational documents to Lender. Lender may impose such documentary, title insurance, opinion of counsel and/or recording and filing conditions and requirements as Lender may determine on a conservative basis are required or prudent to assure that Lender’s rights under this Agreement and the other Loan Documents will be maintained in full force and effect and will not be impaired.

2.2 Status of Borrower. Borrower is a manager-managed limited liability company duly organized, validly existing under the laws of the State of California. Borrower is in good standing and qualified to transact business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify could have a material adverse effect on its business, financial condition or operations. Borrower is not a “foreign corporation,” “foreign partnership,” “foreign trust,” or “foreign estate” as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder.
2.3 Authority of Borrower; Valid and Binding Obligation. Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. Borrower and the person(s) acting herein on its behalf are fully authorized and permitted to enter into the Loan Documents and the Ancillary Documents, to execute any and all documentation required therein, to borrow the amounts contemplated in the Loan Documents and the Ancillary Documents upon the terms set forth therein and to perform the terms of the Loan Documents and the Ancillary Documents, none of which require the consent or approval of any third person or do or will conflict with or violate any Legal Requirement applicable to Borrower or any of its managers or constituent members or with the governing organizational documents of Borrower or any of its managers or constituent members. The Loan Documents constitute valid and binding legal obligations of Borrower, enforceable in accordance with their terms, free from any set-off, claim or defense of any nature.
2.4 Liens, Security Interests and Assignments. Any liens, security interests and assignments created by the Loan Documents will, if and when granted and duly filed or recorded, constitute valid, effective, properly perfected and enforceable liens, security interests and assignments.
2.5 No Breach or Default under Other Instruments or Agreements. The execution, delivery and performance of the Loan Documents, the Ancillary Documents and all other documents and instruments relating to the Loan will not result in any breach of, or constitute a default under, any agreement or instrument to which Borrower is a party or under which it is obligated. No such party is in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.
2.6 No Actions, Suits or Proceedings. No actions, suits or legal or administrative proceedings are pending before any court, arbitrator or governmental body, or, to the best knowledge of Borrower, are threatened (nor, to the best knowledge of Borrower, does any basis exist therefor), against Borrower or affecting any such party’s property or assets that might materially and adversely affect the repayment of the Loan, such party’s performance under the Loan Documents or the Ancillary Documents, such party’s financial condition, business or operations or the value of Lender’s security. Borrower is not in default under, or in violation of, any order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator or governmental body, nor is there any outstanding judgment or arbitration award against any such party.
2.7 Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution of this Agreement, the making of any advance hereunder and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lender has any commitment to lend to Borrower hereunder and until the Loan has been paid in full.

2.8 Loan Documents. The Loan Documents and the Ancillary Documents are valid and enforceable according to their terms.
2.9 Financial Information. Each balance sheet and income statement and any other financial statements provided by Borrower to Lender (individually and collectively, the “Financial Statements”) shall be submitted to Lender timely and shall be accurate, true and correct in all material respects and shall present fairly the financial condition of Borrower as of the date thereof and the results of operation of Borrower for the period covered thereby. Borrower hereby has no knowledge of any liabilities, contingent or otherwise, as of the date of any Financial Statement not reflected in the balance sheet. No Financial Statement shall fail to state any material fact necessary to make the information contained therein, not misleading.
2.10 Title to Assets. Borrower has good and marketable title to all of its assets, and Borrower’s assets are not subject to any mortgage, deed of trust, pledge, lien or other security interests, other than those permitted by Lender, consented to by Lender and evidenced, which consent is evidenced in writing.
2.11 Franchises and Permits. Borrower has all material permits, franchises, contracts and licenses and required trademarks and other intellectual property necessary to conduct its business as it is presently conducted.
2.12 Taxes. Borrower has filed all tax returns and reports required to be filed and has pay all applicable federal, state and local franchise, income, property and employment taxes, which may now or hereafter become payable.
2.13 Compliance with Law. Borrower has complied with all laws applicable to Borrower.
III.   Covenants
So long as Lender has any commitment to lend to Borrower hereunder and until the Loan has been paid in full:
3.1 Financial Information. To provide the following financial information and statements and such additional information as requested by the Lender from time to time:
(a) As soon as available but not later than 120 days after the Borrower’s fiscal year end, the Borrower’s unaudited annual Financial Statements including balance sheet, income statement and source and use of funds statement. If Borrower has any subsidiaries, the statements shall be prepared on a consolidated basis.
(b) Upon Lender’s request, the Borrower’s unaudited quarterly financial statements, including balance sheet, income statement and source and use of funds statement, if such statements are available. If Borrower has any subsidiaries, the statements shall be prepared on a consolidated basis.
(c) Upon Lender’s request, a statement of cash flow projections for at least the next 36 months for the Borrower on an unconsolidated basis if such statements are available.
(d) Copies of the Borrower’s federal income tax returns (with all forms attached), within 15 days of filing with the IRS, and, if requested by the Lender, copies of any extensions of the filing date.

In addition, Borrower shall promptly notify Lender of any condition or event of which it has knowledge that constitutes an Event of Default, and of any material adverse change in the financial condition of Borrower; and promptly notify Lender of any litigation or claims that could materially and adversely affect the repayment of the Loan or the performance by Borrower under the Loan Documents, the financial condition or operations of Borrower or the value of Lender’s security.
3.2 Indemnification of Lender.
(a) Borrower shall indemnify and hold Lender, and its respective successors and assigns (collectively, “Indemnitees”), harmless for, from and against any and all claims asserted against any Indemnitee by any person arising out of or in connection any gross negligence or willful misconduct of Borrower in connection with the Loan Documents. The foregoing indemnity shall not apply to claims which arise solely out of an Indemnitee’s gross negligence or willful misconduct. Borrower shall have the first opportunity to defend against any such claim; provided, however, that if, in the reasonable judgment of Lender, Indemnitors are incapable of defending (due to a conflict of interest or otherwise), or unwilling to defend, the relevant Indemnitee(s) against such claims or fail to defend the relevant Indemnitee(s) against such claims in a manner Lender reasonably deems appropriate, then Lender shall be entitled to appear in any action or proceeding to defend the relevant Indemnitee(s) against such claims with counsel of its own choice, and Indemnitors shall reimburse Lender for all costs incurred by Lender in connection therewith, including reasonable attorneys’ fees, within ten (10) business days after demand therefor. Any failure to so reimburse Lender within the specified time period shall constitute an Event of Default, and the unreimbursed amount shall be added to the outstanding balance of the Loan, and shall be subject to the Warrant. The indemnity obligations in this paragraph 3.2 shall survive repayment of the Loan and the termination of any other portions of this Agreement.
(b) The relevant Indemnitee(s), at its sole option, shall be entitled to settle or compromise any claim asserted against it, subject to the prior reasonable approval of Borrower, and such settlement shall be binding upon Indemnitors for purposes of the foregoing indemnification; provided, however, that, upon ten business days’ prior written notice (or such shorter time period as may then be practicable under the circumstances), Indemnitors may settle or compromise any such claim, or decide not to settle or compromise any such claim, as long as all Indemnitees are fully released from any and all liability thereon. Payment by Lender pursuant to such settlement or compromise, or payment by Lender of any judgment or claim successfully asserted against an Indemnitee or any Membership Interests, shall be added to the outstanding balance of the Loan, and be payable upon demand of Lender.
3.3 Further Assignment, Transfer or Encumbrance. Except as expressly permitted by this Agreement or the Warrant, without the prior written consent of Lender, Borrower and the Members shall not: (a) create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on any Membership Interest; or (b) transfer, or create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on, any other property or assets now owned or hereafter acquired by Borrower except in return for Borrower’s contemporaneous receipt of benefits of at least equal value.
3.4 Use of Proceeds; Business Activities. Borrower shall use the proceeds of the Loan solely for the operation of Borrower’s business, in Borrower’s discretion, but shall not use said proceeds to pay compensation to the Borrower’s managers or officers.
3.5 Compliance with Laws. Borrower shall comply, in all material respects, with the laws, regulations and orders of any government body with authority over Borrower’s business.

3.6 Restrictions. Until the principal balance evidenced by the Note is paid in full, Borrower shall not make any loans, advances or other extensions of credit to, officers, directors, executives, managers, or members without Lender’s prior written consent.
3.7 Insurance. Until the principal balance evidenced by the Note is paid in full, Borrower shall maintain commercial general liability coverage with reasonable limits for Borrower’s business activities and to maintain all-risk property insurance on real or personal property maintained or owned by Borrower in a reasonable amount for Borrower’s business activities.
3.8 Transfer of Membership Interest. Borrower shall not assign, transfer or convey any of its right, title or interest in any Membership Interest that in an aggregate equals more than 50% of the total issued and outstanding Membership Interests. Upon any transfer by Borrower in violation of this Section 3.8, the total outstanding principal under the Note shall become due payable in full.
3.9 Additional Negative Covenants. Borrower shall not, without Lender’s prior written consent:.
(a) Engage in any business activities substantially different from the Borrower’s present business plan, as provided to Lender on or before the date first written above (“ Borrower’s Business Plan”);
(b) Liquidate or dissolve the Borrower’s business;
(c) Dispose of all or substantially all of the Borrower’s assets without compliance with Section 7(b) of the Note;
(d) Acquire or purchase a business or its assets for a consideration, including assumption of debt, in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, unless such acquisition or purchase is consistent with Borrower’s Business Plan;
(e) Sell or otherwise dispose of any assets for less than fair market value; or
(f) Use any proceeds of the Loan for personal, family, household or other consumer purposes.
IV.   Default and Remedies
4.1 Events of Default. Occurrence of one or more of the following events shall constitute an “Event of Default” under this Agreement:
(a) Any failure to pay any amount due Lender (i) under the Note or any one or more of the other Loan Documents as and when the same becomes due and payable, or (ii) under any other agreement between Borrower and Lender.
(b) Any failure or neglect to perform or observe any of the terms, provisions, conditions or covenants of any one or more of the Loan Documents, any one or more of the Ancillary Documents, or any other document or instrument executed or delivered in connection with the Loan.
(c) Any warranty, representation or statement contained in any one or more of the Loan Documents or any other document or instrument executed or delivered in connection with the Loan, or made or furnished to Lender by or on behalf of Borrower, shall be or shall prove to have been false, inaccurate or misleading in any material respect when made or furnished.

(d) Richard Copeland or Brad Rothenberg dies or becomes physically incapacitated or mentally incompetent;
(e) Borrower is dissolved, liquidated or terminated, or otherwise ceases to exist.
(f) Borrower makes or furnishes Lender with any financial or other statement or certificate required or provided for under this Agreement or any other Loan Document or otherwise which is false, inaccurate or misleading in any material respect, whether or not Lender has actual knowledge of any such falsity, inaccuracy or misleading nature.
(g) Borrower becomes insolvent; makes an assignment for the benefit of creditors; fails generally to pay its debts as they become due; a receiver, trustee, custodian or conservator is appointed with respect to all or part of Borrower’s assets; or a petition for relief under any chapter of the federal Bankruptcy Code (or any similar debtor relief laws to which the parties may be subject) is filed by or against Borrower.
(h) Breach of any term or condition of the Warrant.
(i) Any breach by Borrower under the ROFR Agreement.
(j) A default by Borrower under any other agreement by Borrower for the loan of money to Borrower that is not cured within any applicable loan or grace period or the institution of any legal action or proceedings to enforce a lien upon the Membership Interest or any part thereof.
(k) The occurrence of any adverse change in the financial condition or business affairs of Borrower that Lender, in its reasonable discretion, deems material, or if Lender in good faith shall believe that the prospect of payment or performance of all or part of the Loan is materially impaired, and such adverse change is not cured by a substitute income stream within the six (6) month period following such occurrence.
(l) Any Loan Document shall, at any time, and for any reason (except as may be approved by Lender), cease to be in full force and effect other than by the terms thereof or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny that it has any further liability or obligation thereunder other than by the terms thereof.
(m) The occurrence of any other default under any Loan Document, or any other document or instrument executed or delivered in connection with the Loan, whether or not such default is expressly defined therein as an “event of default.”
4.2 Cure Period. If an Event of Default occurs, but is capable of cure within the cure periods sets forth herein, except for those Events of Default described in Section 4.1(a), (c), (d), (e), (f) and (g), Borrower shall have ten (10) calendar days after the earlier of (i) the date of such Event of Default, or (ii) the date Lender gives written notice to Borrower as provided by paragraph 5.17 specifying the nature of the Event of Default, in which to cure the Event of Default; provided that Lender shall not be obligated to notify Borrower of any Event of Default described in Section 4.1(a), (c), (d), (e), (f) or (g). The ten (10) calendar period described in the foregoing sentence shall be extended by another twenty (20) calendar days (for a total of thirty (30) calendar days) if: (a) the relevant Event of Default is reasonably capable of being cured, but not within ten (10) calendar days and not by the payment of moneys; and (b) Borrower immediately commences, expeditiously takes and diligently pursues all reasonable steps to cure the Event of Default.

The giving of any such notice shall not preclude Lender from giving other or additional notices of other Events of Default, whether or not any such other Events of Default are or were in existence at the time of such notice. As used in this Agreement: (i) “Matured Default” means an Event of Default that Lender has formally declared to exist in a written communication pursuant to paragraph 5.17 that either (A) is described in Section 4.1(a), (c), (d), (e), (f) or (g), (B) is not reasonably capable of being cured, or (C) is reasonably capable of being cured, but has not been cured within the applicable cure period; and (ii) “Event of Default” includes any event described in paragraph 4.1 above, regardless of whether Lender has formally declared the event to exist in a written communication, as well as any Matured Default. Without limiting the scope of Events of Default that will not be deemed capable of cure within the meaning of this paragraph, Borrower acknowledges that the filing of a voluntary petition for relief under any chapter of the federal Bankruptcy Code by any person described in paragraph 4.1(g) shall constitute Events of Default that are not capable of cure. Lender shall not be required under any circumstance to give Borrower more than one notice or cure period with respect to a given Event of Default or to extend the cure period with respect to a given Event of Default beyond the applicable cure period described above. Notwithstanding any provision of any Loan Document to the contrary, no notice or cure period need be given prior to accelerating the Loan by reason of the failure to pay all amounts due upon the maturity of the Loan. Borrower acknowledges and agrees that all cure periods provided in the Loan Documents will run concurrently with all applicable statutory cure periods if Lender so elects.
4.3 Exercise of Remedies by Lender.
(a) If a Matured Default exists, Lender shall have the right, at its sole option, to declare the whole principal sum of the Loan then outstanding immediately due and payable, together withall other costs, charges and indebtednesses described in the Loan Documents or any other document executed in connection with this Agreement. Any sums advanced or costs or expenses incurred by Lender pursuant to the terms of the Loan Documents shall be subject to the Warrant. The foregoing sentence shall be equally applicable to costs and expenses incurred by Lender in any proceeding under the federal Bankruptcy Code.
(b) If a Matured Default exists, Lender may, at its option, withhold any further advances under this Agreement or take any other actions which Lender determines in good faith are necessary to preserve and protect the Membership Interests. If an involuntary petition is filed against Borrower under any chapter of the federal Bankruptcy Code, Lender may, at its option, withhold any advances under this Agreement until such petition is dismissed or the bankruptcy court enters an appropriate order confirming that Lender’s liens on any then-owned or after-acquired property of Borrower shall remain in full force and effect with respect to any indebtedness then or thereafter evidenced by the Note.
(c) Anything in this Agreement to the contrary notwithstanding, at any time an Event of Default exists, and without regard to whether a Matured Default exists, Lender, in its sole and absolute discretion, may cause any unpaid principal due it under this Agreement and the Note to be applied, to the extent permitted by the Warrant, to pay the exercise price set forth in the Warrant.Exercise of the Warrant, and the sole and exclusive ownership in and to the Webpage, Developer Content, Work Product (as each of the foregoing terms is defined in the Webpage Development and Hosting Agreement between Holder and Maker of approximate date herewith) and all statistical information obtained through the tracking and monitoring the Webpage, shall be Lender’s sole remedy and recourse to collect any unpaid amounts due under the Loan Documents.

V.   General and Miscellaneous Provisions
5.1 Term of Agreement. The term of this Agreement shall commence immediately upon its execution and delivery and the covenants, agreements, representations and warranties contained in this Agreement shall survive the making of the Loan and shall continue so long as any part of the Loan, or any extension, modification or renewal thereof, remains unpaid or unperformed.
5.2 Right to Assign or Participate. Lender may not assign, negotiate, participate, pledge or otherwise hypothecate all or any portion of its rights under any of the Loan Documents or any of its security, and may not assign and delegate any or all of its primary supervisory and disbursing functions, without the written consent of Borrower. In case of such assignment, Borrower will accord full recognition thereto and hereby agrees that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by Lender’s assignee. On and after the effective date of such assignment, the assignee shall for all purposes become the Lender under the Loan Documents, and shall have all of the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were the original Lender, and the assigning Lender shall thereafter be released from further obligation with respect to the assigned portion of the Loan. Lender may furnish to any prospective, assignee of the Loan, or to any governmental or regulatory authority, any information or documentation that Lender may have regarding Borrower or the Loan. Notwithstanding the foregoing, Borrower shall not withhold its consent for such an assignment unless the assignee thereof competes with Borrower in the business of producing soccer tournaments.
5.3 Integration; Amendments. The Loan Documents constitute a complete integration of the agreement of Lender and Borrower respecting the Loan, and may be amended or modified in the future only by written amendment signed by Lender and Borrower. Any and all prior oral and/or written commitments from Lender to Borrower, any predecessor in interest of Borrower with respect to all or any portion of the financing described in this Agreement have been merged in the Loan Documents and the other documentation executed and delivered concurrently herewith, and shall, except as expressly provided in the Loan Documents and the other documentation executed and delivered concurrently herewith, be of no further force or effect. No representations, promises, warranties, understandings or agreements, express or implied, verbal or written, exist with respect to the Loan except those expressly set forth in the Loan Documents and the other documentation executed and delivered concurrently herewith. Borrower acknowledges that its execution and delivery of the Loan Documents is its free and voluntary act and deed, and that its execution and delivery have not been induced by, or done in reliance upon, any representations, promises, warranties, understandings or agreements made by Lender or its agents, officers, employees or representatives that are not set forth in the Loan Documents.
5.4 Cumulative Rights. Lender may exercise any available right, power or remedy, at its option and in its sole and absolute discretion, without any obligation to do so. If Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. No single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof or of any other right, power or remedy. All moneys advanced by Lender under the terms of the Loan Documents and all amounts paid, suffered or incurred by Lender in exercising any authority granted in the Loan Documents, including court costs and reasonable attorneys’ fees and the expenses, shall be immediately due and payable by Borrower, be added to the outstanding balance of the Loan, and be subject to the Warrant.
5.5 Governing Law and Venue. This Agreement and all other Loan Documents will be executed and delivered in, and shall be governed by and construed in accordance with the substantive laws and judicial decisions of the State of Arizona (regardless of Arizonaconflict of laws principles or the residence, location, domicile or place of business of Borrower, any guarantor, or any of their constituent principals) and applicable federal laws, rules and regulations, as more particularly described in paragraph 14 of the Note. Borrower expressly acknowledges and agrees that any judicial action to enforce any right of Lender under this Agreement or any of the other Loan Documents may be brought and maintained in the venue(s) described in paragraph 14 of the Note. Borrower waives any objection thereto based on improper venue or the alleged inconvenience of such a court as a forum in which to litigate or arbitrate the action.

5.6 Waivers by Borrower. Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly called for in this Agreement. Borrower further consents to, and waives notice of (a) the granting of indulgences or extensions of time of payment, and (b) the addition or release of persons who may be or become primarily or secondarily liable for the Loan or any part thereof, all in such a manner and at such time as Lender may deem advisable.
5.7 Waivers by Lender. No delay or omission by Lender in exercising any right, power or remedy hereunder, or indulgence given to Borrower with respect to any condition set forth herein, or Event of Default shall: (a) impair any right, power or remedy of Lender under this Agreement; (b) be construed as Lender’s waiver of, or acquiescence in, such condition or any Event of Default; or (c) be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. No waiver by Lender of any Event of Default shall constitute a waiver of any other prior or subsequent Event of Default, or of the same Event of Default, after notice to Borrower demanding strict performance. Lender shall not be estopped from taking any action with respect to any Event of Default because of any delay by Lender in giving notice of such Event of Default or exercising any remedy based thereon. No waiver of any Event of Default shall be effective unless it is written and signed by an authorized officer of Lender.
5.8 Time of the Essence. Time is of the essence of this Agreement, the other Loan Documents and of each term, provision and condition thereof.
5.9 Successors and Assigns; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; however, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective permitted successors and assigns.
5.10 Construction of Agreement; Incorporation by Reference. This Agreement shall apply to the parties hereto according to the context hereof, without regard to the number or gender of words or expressions used herein. The headings or captions of Articles and paragraphs in this Agreement are for convenience and reference only, and in no way define or limit the scope or intent of this Agreement or the provisions of such Articles or paragraphs. Article, paragraph, subparagraph, clause and exhibit references are to this Agreement, unless otherwise specified. This Agreement shall be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice in the negotiation of this Agreement or deliberately chosen not to be so represented, neither this Agreement nor any provision thereof shall be construed for or against either party by reason of the identity of the party drafting this Agreement. As used in this Agreement, the terms: (a) “include(s)” or “including” shall mean without limitation by reason of enumeration; (b) “herein,” “hereunder,” “hereof,” “hereinafter” or similar terms refer to this Agreement as a whole rather than to any particular Article or paragraph; (c) “person” includes a corporation, trust, partnership, joint venture, limited liability company, association, governmental body or other entity, as well as a natural person; (d) “month” means a calendar month unless otherwise provided; (e) “days” means calendar days unless otherwise provided; and (f) “good faith” shall have the meaning provided in A.R.S. § 47-1201 as of the date of this Agreement. Any document incorporated herein by reference shall be made a part hereof for all purposes, and references in this Agreement to such document shall be deemed to include such reference and incorporation, and reference to any agreement, document or instrument (including this Agreement and any other Loan Document) means such agreement, document or instrument as amended, modified, replaced, superseded or restated. Unless otherwise expressly provided in this Agreement or another Loan Document, the provisions of this Agreement shall prevail in the event that an irreconcilable conflict or discrepancy exists between the provisions of this Agreement and the provisions of any other Loan Document, and specific provisions of the Loan Documents that irreconcilably conflict with general provisions of the same or another Loan Document that is not otherwise entitled to priority in construction shall prevail over the general provisions. Technical words and phrases and those that have acquired particular meanings in the commercial mortgage lending, real estate and construction industries shall be construed according to those particular meanings when the context in which they are used in this Agreement reasonably indicates that the technical meaning is intended.

5.11 Severability; Partial Invalidity. Each covenant, provision and condition of this Agreement shall be interpreted in such a manner as to be valid and effective under applicable law. If any such covenant, provision or condition shall be held to be void or invalid, the same shall not affect the remainder hereof, which shall be valid and effective as though the void or invalid covenant, provision or condition had not been contained herein.
5.12 Time Periods. Time periods referred to herein shall be determined by excluding the day of the event when the period commences or from which it runs and shall expire at 5:00 p.m. Phoenix, Arizona time on the last day included in such period unless it is not a business day, in which case it shall expire at 5:00 p.m. on the next business day.
5.13 Relationship between Parties. The sole and only relationship created by this Agreement is that of borrower and lender, and Borrower is not and shall not be the agent of Lender for any purpose whatsoever. Lender shall have no fiduciary responsibilities to Borrower, or undertake any responsibility to Borrower to review or inform Borrower of any matter in connection with any aspect of Borrower’s business or operations.
5.14 Assignment of Borrower’s Rights. Borrower may not assign, sell or otherwise transfer any of its rights under this Agreement, and any such purported assignment, sale or transfer shall be void and constitute an Event of Default which is incapable of cure.
5.15 Further Documents and Acts. Upon the request of Lender, Borrower shall execute and deliver or authorize, as appropriate, such further documents, including financing statements or replacement promissory notes, guaranties or other loan documents, and take such further actions as may be reasonably necessary to correct clerical errors or omissions in any loan closing documentation, or to replace any lost or destroyed loan closing documentation, if considered necessary or desirable by Lender to carry out the intent of this Agreement and to perfect and preserve the rights, interests and priority of Lender hereunder.
5.16 Standard of Approval. When the approval of Lender is required or permitted, or Lender’s consent may be granted or withheld, under this Agreement or any other Loan Document, and no standard for the exercise of Lender’s discretion is otherwise specified, Lender may grant or withhold its approval or consent in Lender’s sole and absolute discretion.
5.17 Relationship of Loan Agreement to Ancillary Documents. Except as otherwise explicitly provided hereunder, Lender’s rights under this Agreement and the Note are separate and distinct from any rights Lender may have under any of the Ancillary Documents. In no event shall any breach or default by Lender under any of the Ancillary Documents create or afford Borrower a right of setoff or deduction against the obligations due Lender under this Agreement or the Note, and Borrower waives any such right of setoff or deduction against the obligations of Borrower under this Agreement and the Note. Borrower’s obligations under this Agreement and the Note are absolute. The foregoing notwithstanding, regardless of whether Lender, in its sole discretion, exercises its rights under the Warrant, Borrower’s obligations under this Agreement and the Note shall be extinguished and deem to be paid in full as of the Expiration Date, as defined in the Warrant.

5.18 Notices. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and: (a) personally delivered to the party to be notified, in which instance notice shall be deemed to have been given and received upon actual delivery; (b) sent by certified United States mail, return receipt requested, postage prepaid, addressed to the party to be notified, in which instance notice shall be deemed to have been given upon deposit in the mail at any postal station and received twenty-four (24) hours after such deposit or such earlier date as may be shown on the return receipt; (c) sent by a reputable national overnight commercial courier service (such as Federal Express, but not including United States Postal Service Express Mail) addressed to the party to be notified, in which instance notice shall be deemed to have been given upon deposit with such courier service for delivery and received on the first (1st) business day after deposit; or (d) sent by telecopier transmission to the party to be notified, in which instance notice shall be deemed to have been given and received upon acknowledgment of receipt, by the party to be notified, of the telecopier transmission during regular business hours at the fax number hereinafter specified, or, if after regular business hours or on a day which is not a business day, at 8:00 a.m. on the next business day. The addresses of the parties for notice by any of the foregoing means shall be as follows:

If to Borrower:	BRC Group, LLC Attention: Richard Copeland 425 2nd Street Suite 505 San Francisco, California 94107 Phone: Fax:

If to Lender:	Quepasa Corporation Attention: 7550 East Redfield Road Suite A Scottsdale, Arizona 85260 Phone: Fax:

With copies to:	Ryley, Carlock & Applewhite One North Central Avenue, Suite 1200 Phoenix, Arizona 85004-4417 Attention: Tara M.A. Pauls Phone: 602/440-4839 Fax: 602/257-6939
Any party may change its address from time to time by giving ten (10) days’ prior written notice to the other parties as described above.
5.19 Mutual Waiver of Right to Jury Trial. AS A MATERIAL PART OF THE CONSIDERATION FOR THE MAKING OF THE LOAN, BORROWER AND LENDER HEREBY UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY PRESENT OR FUTURE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE LOAN, ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE LOAN, OR IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN OR ANY DOCUMENTS EXECUTED IN CONNECTION THEREWITH. IF ANY DISPUTE IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS IS DECIDED BY LITIGATION AS PERMITTED BY THE LOAN DOCUMENTS, SUCH DISPUTE SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY.

5.20 Counterparts. This Agreement may be executed in one or more counterparts, each of which may be executed by one or more of the signatory parties. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one legally effective document.
DATED as of the date first written above.

Quepasa Corporation, a Nevada corporation

By:	/s/ Michael D. Matte

Its:	Chief Financial Officer

LENDER

BRC Group LLC, a California limited liability company

By:	/s/ Richard Copeland

Richard Copeland, its Manager

By:	/s/ Brad Rothenberg

Brad Rothenberg, its Manager

BORROWER